Exhibit 5.1
Baxter, Baker, Sidle, Conn & Jones, P.A.
Attorneys at Law
120 E. Baltimore Street, Suite 2100
Baltimore, Maryland  21202-1643
James E. Baker, Jr. Direct Line (410) 385-8122 e-mail: jbaker@bbsclaw.com	Telephone (410) 230-3800 Facsimile (410) 230-3801

March 20, 2013

Spherix Incorporated
7927 Jones Branch Drive, Suite 3125
Tysons Corner, VA 22102

RE:           Registration Statement on Form S-3

Ladies and Gentlemen:

At your request, as counsel for Spherix Incorporated, a Delaware corporation (the “Company”), we have examined the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) in connection with the registration pursuant to the Securities Act of 1933, as amended (the “Act”), of the Securities (as defined below).

The Registration Statement relates to the proposed issuance and sale, from time to time, pursuant to Rule 415 under the Act, as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”), and the supplements to the prospectus referred to therein (each a “Prospectus Supplement”), of up to an aggregate offering price of $50 million, or the equivalent thereof, of shares of the Company’s common stock, $0.0001 par value per share, including the preferred stock purchase rights attached thereto (the “Common Stock”), shares of the Company’s preferred stock, $0.0001 par value per share (the “Preferred Stock”), warrants (the “Warrants”) to purchase shares of Common Stock and/or Preferred Stock, and/or units consisting of combinations of Common Stock, Preferred Stock and Warrants (“Units” and together with the Common Stock, the Preferred Stock and the Warrants, collectively referred to herein as the “Securities”).

The Securities are to be sold from time to time as set forth in the Registration Statement, the Prospectus contained therein and the Prospectus Supplements.  The Securities are to be sold pursuant to a purchase, underwriting or similar agreement in substantially the form to be filed under a Current Report on Form 8-K.

We have examined instruments, documents, certificates and records that we have deemed relevant and necessary for the basis of our opinions hereinafter expressed.  In such examination, we have assumed:  (i) the authenticity of original documents and the genuineness of all signatures;  (ii) the conformity to the originals of all documents submitted to us as copies;  (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed;  (iv) that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act;  (v) that a Prospectus Supplement will have been filed with the Commission describing the Securities offered thereby;  (vi) that all Securities will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement;  (vii) that a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto;  (vii) that any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise;  and (ix) with respect to shares of Common Stock or Preferred Stock offered, that there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company’s organization documents and not otherwise reserved for issuance.

Based on such examination, we are of the opinion that:

1.           With respect to shares of Common Stock (including the preferred stock purchase rights attached thereto), when both:  (a) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Board”) has taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock and related matters;  and (b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Common Stock, upon payment of the consideration (not less than the par value of the Common Stock) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), then the shares of Common Stock (including the preferred stock purchase rights attached thereto) will be validly issued, fully paid and nonassessable;

2.           With respect to any particular series of shares of Preferred Stock, when both:  (a) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof, and related matters, including the adoption of a certificate of designation relating to such Preferred Stock conforming to the Delaware General Corporation Law (a “Certificate”) and the filing of the Certificate with the Secretary of State of the State of Delaware;  and (b) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Preferred Stock, upon payment of the consideration (not less than the par value of the Preferred Stock) provided for therein or (ii) upon conversion or exercise of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), then the shares of Preferred Stock will be validly issued, fully paid and nonassessable;  and

3.           With respect to the Warrants, when both:  (a) the Board has taken all necessary corporate action to approve the issuance of and the terms of the Warrants and related matters;  and (b) the Warrants have been duly executed and delivered against payment, and the certificates for the Warrants have been duly executed and delivered by the Company, then the Warrants will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with its terms.

Our opinion that any document is legal, valid and binding is qualified as to:

(a)           limitations imposed by bankruptcy, insolvency, reorganization, arrangements, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally;

(b)           rights to indemnification and contribution, which may be limited by applicable law or equitable principles; and

(c)           general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance of injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law.

Attorneys at our Firm are admitted to the practice of law in the State of Maryland, and we express no opinion as to the laws of any other jurisdiction, other than the Federal laws of the United States of America, the General Corporation Law of the State of Delaware, all other relevant Delaware statutory provisions as well as reported judicial decisions interpreting the General Corporation Law of the State of Delaware and such relevant statutory provisions.

           We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus, any Prospectus Supplement, and in any amendment or supplement thereto.  In giving such consent, we do not thereby admit or consent that we are “experts” within the meaning of such term as used in Section 7 of the Act or the rules and regulations of the Commission issued thereunder.

Sincerely,

BAXTER, BAKER, SIDLE, CONN & JONES, P.A.

By:  /s/ James E. Baker, Jr., Principal

James E. Baker, Jr., Principal